Exhibit 99.1
Fourth Quarter Investor Relations Update
January 11, 2022
General Overview

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Capacity: During the fourth quarter, the Company flew 61.1 billion total available seat miles, down 13% versus the fourth quarter of 2019 and at the lower end of its prior guidance of down 11% to 13% versus the fourth quarter of 2019.

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Revenue: The Company expects its fourth quarter total revenue to be down approximately 17% versus the fourth quarter of 2019, which is better than the Company’s previous guidance of down approximately 20%.

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CASM[1]: The Company expects its fourth quarter CASM to be up between 13% and 14% compared to the fourth quarter of 2019 versus its previous guidance of up between 8% and 10%. This change versus previous guidance is mainly due to lower capacity, the Company’s fourth quarter holiday operational incentive program, and a write down of excess spare parts inventory.

●	Fuel: The Company paid approximately $2.36 per gallon of jet fuel and consumed approximately 931 million gallons during the fourth quarter of 2021.

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Pretax Margin: Excluding net special items, the Company expects to report pretax margin of between approximately -12% and -13% versus its previous guidance of -16% to -18%. See “Net Special Items” and “GAAP to Non-GAAP Reconciliation” below.

●	Taxes: The Company expects to record an income tax benefit at an effective tax rate of 22%. See “Net Special Items” and “GAAP to Non-GAAP Reconciliation” below.

●	Shares Outstanding: The Company’s basic and diluted weighted average shares outstanding for financial reporting purposes were 648.8 million for the fourth quarter.

●	Net Special Items: The Company expects to report net special items of approximately $9 million in the fourth quarter before the effect of taxes.

●	Liquidity: The Company expects to end the fourth quarter with approximately $15.8 billion in total available liquidity.
These results and those reflected in the attached reconciliation tables are preliminary and final results for the fourth quarter may change. These preliminary results are based upon the Company's current estimates and are subject to completion of the Company's financial closing procedures.

1 All CASM guidance excludes fuel and net special items to provide comparability to prior guidance. Please see the GAAP to non-GAAP reconciliation at the end of this document.

Fourth Quarter Investor Relations Update
January 11, 2022
Summary

4th Quarter 2021[1,2]
	Previous Guidance	Current Guidance 1/11/2022

Total revenue	~ -20% (vs 4Q19)	~ -17% (vs 4Q19)

Available seat miles (ASMs) (bil)	~ -11% to -13% (vs 4Q19) to ~62 bil ASMs	~ -13% (vs 4Q19) to ~61 bil ASMs

CASM excluding fuel and net special items	~ +8% to +10% (vs 4Q19)	~ +13% to +14% (vs 4Q19)

Average fuel price (incl. taxes) ($/gal)	~ $2.43 to $2.48	~ $2.36
Fuel gallons consumed (mil)	~ 970	~ 931

Other nonoperating expense excluding net special items ($ mil)	~ 380	~ 382

Pretax margin excluding net special items	~ -16% to -18%	~ -12% to -13%

Notes:

1.	Includes guidance on certain non-GAAP measures, which exclude, among other things, net special items. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Numbers may not recalculate due to rounding.

GAAP to Non-GAAP Reconciliation
January 11, 2022
The Company sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures: Pretax loss (GAAP measure) to pretax loss excluding net special items (non-GAAP measure) and pretax margin (GAAP measure) to pretax margin excluding net special items (non-GAAP measure). Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance. Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

GAAP to Non-GAAP Reconciliation of Pretax Loss
($ mil except share and per share amounts)
	4Q21 Range
	Low	High

Total revenue	$9,420	$9,420

Pretax loss	$(1,241)	$(1,170)
Pretax margin	-13%	-12%
Pretax net special items	9	9
Pretax loss excluding net special items	$(1,232)	$(1,161)
Pretax margin excluding net special items	-13%	-12%

Note: Amounts may not recalculate due to rounding.

GAAP to Non-GAAP Reconciliation
January 11, 2022

GAAP to Non-GAAP Reconciliation of Total Operating Costs and CASM
($ mil except ASM and CASM data)

	4Q21 Range
	Low	High

Total operating expenses	$10,179	$10,250
Less fuel expense	2,197	2,197
Less operating net special items	(20)	(20)
Total operating expense excluding fuel and net special items	$8,002	$8,073

Total CASM (cts)	16.66	16.78

Total CASM excluding fuel and net special items (cts)	13.10	13.21
Percentage change compared to 4Q 2019 (%)	13.0%	14.0%

Total ASMs (bil)	61.1	61.1

Note: Amounts may not recalculate due to rounding.

January 11, 2022
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.